                                                                 EXHIBIT 10.1(i)

                                    AGREEMENT

         AGREEMENT made this 6th day of November, 1998 by and between VWR SCIENTIFIC PRODUCTS, INC., a _______________ corporation, with offices at 1310 Goshen Parkway, West Chester, Pennsylvania 19380 ("VWR"), and MOLECULAR CIRCUITRY, INC., a Delaware corporation, with offices at 321 Spruce Street, Suite 525, Scranton, Pennsylvania 18503 ("MCI").

                                   Background

         On October 12, 1998, the parties entered into an agreement for the distribution by VWR of an instrument, called the MC-18, and associated test kits produced by MCI (hereinafter the "Prior Agreement"). Under the terms of the Prior Agreement, VWR will engage in a variety of sales and marketing activities and will invest certain sums specified therein for product launch and annual marketing expenses. MCI will sell the instruments and test kits to VWR and provide field support and certain warranties.

         In exchange for worldwide distribution rights granted to VWR during the term of the Prior Agreement, the parties provide for their joint agreement on pricing for the instrument and test kits, 6 month and annual sales goals and a program for sales and marketing.

         The parties now wish to provide for the right of MCI to terminate the Prior Agreement upon a change of control of VWR, a change of VWR's business activities or VWR's failure to meet the sales objectives established by the parties or certain other circumstances.

         NOW, THEREFORE, in consideration of the above premises and of the mutual covenants contained herein and in the Prior Agreement, the parties hereto, intending to be legally bound, hereby agree as follows:

                  1. Incorporation of Prior Agreement and Background. The Prior Agreement and the Background set forth above are hereby incorporated by reference into this Agreement and made a part hereof.

                  2. Termination by MCI.

                           a. In the event of the occurrence of any of the
following, MCI shall have the right, by written notice to VWR, to terminate the Prior Agreement. Such termination shall be effective on the 60th day after notice of termination from MCI to VWR, or on such earlier date as MCI shall specify in such notice: (i) a "change of control" of VWR; (ii) VWR shall cease to engage in the business of the sale and distribution of laboratory and diagnostic testing equipment; (iii) VWR shall fail to achieve the sales of instruments or associated test kits set forth in any 6 month or 12 month sales goal; (iv) VWR shall breach any provision of the Prior Agreement and fail to correct the same within 30 days after notice thereof from MCI; or (v) VWR shall become bankrupt or insolvent.

                           b. As used in subparagraph (a), the term "change of
control" shall mean and include any act or transaction affecting VWR or any successor entity whereby either: (i) the shareholders of VWR immediately prior to the occurrence of such act or transaction shall cease to be able to cast a majority of the votes able to be cast by all shareholders of VWR at any regular or special meeting of shareholders or VWR (or its successor entity) on all matters presented to the shareholders for a vote; or (ii) persons constituting a majority of the members of the Board of Directors of VWR immediately prior to such act or transaction shall cease to constitute a majority following, or as a consequence of, such act or transaction. VWR shall notify MCI promptly of any "change of control" of VWR.

                           c. For purposes of this Agreement, achievement of a
sales goal shall be determined based on revenues received by VWR from the sales of instruments and/or test kits during the 6 month or 12 month period in question. Within 45 days after the end of each 6 month period, VWR shall certify to MCI revenues received by it from such sales, indicating the number of instruments, cartridges and reagent packs sold and the revenues derived from each. Such determination shall be made on an accrual basis in accordance with generally accepted accounting principles, consistently applied with past periods.

                           d. As used herein, the term "bankruptcy" or
"insolvency" shall mean, with respect to an entity, an entity: (a) that (i) makes a general assignment for the benefit of creditors; (ii) files a voluntary bankruptcy petition; (iii) becomes the subject of an order for relief or is declared insolvent in any federal or state bankruptcy or insolvency proceedings;
(iv) files a petition or answer seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any law; (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in a proceeding of the type described in subclauses (i) through (iv) of this clause (a); or (vi) seeks, consents to or acquiesces in the appointment of a trustee, receiver, or liquidator or of all or any substantial part of its properties; or (b) against which, a proceeding seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any law has been commenced and 120 days have expired without dismissal thereof or with respect to which, without the entity's consent or acquiescence, a trustee, receiver, or liquidator of or for it or all or any substantial part of its properties has been appointed and 90 days have expired without the appointment's having been vacated or stayed, or 90 days have expired after the date of expiration of a stay, if the appointment has not previously been vacated.

                  3. Notices. All notices required or permitted to be given under this Agreement shall be in writing and shall be deemed given or delivered when transmitted personally, one business day after being delivered to a nationally-recognized courier service guaranteeing overnight delivery or sent by facsimile machine with confirmation of receipt and with a copy sent by certified mail as herein provided, or 4 business days after being deposited in the United States mail, sent by first-class, certified or registered mail, in all events addressed to the parties at the addresses set forth at the introduction to this Agreement as follows:

                           a. If to VWR: c/o Robert R. Rosenfeld, Senior Vice
President; Facsimile No.: (610) _____-____.

                           b. If to MCI, to: Herbert L. Lotman, President;
Facsimile No.: (610) 667-1460, or to such other person or at such other address as either party shall, from time-to-time, designate to the other by due notice, such notice to be effective 10 days after having been given.

                  4. Miscellaneous.

                           a. This Agreement shall and the Prior Agreement shall
be governed and construed by, and in accordance with, the laws of the Commonwealth of Pennsylvania.

                           b. This Agreement and the Prior Agreement shall be
binding upon, and inure to the benefit of, the parties and their respective successors and assigns, provided that neither this Agreement, nor the Prior Agreement, nor any rights, duties or obligations hereunder or thereunder, may be assigned by either party, including assignments by operation of law, without the express written consent of the other. This Agreement and the Prior Agreement may only be amended or modified by an instrument in writing, signed by both parties hereto.

                           c. No waiver by any party to this Agreement or the
Prior Agreement of any condition, or the breach of any term or covenant contained in this Agreement or the Prior Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed or construed as a further or continuing waiver of any such condition or breach or waiver of any other condition.

                           d. This Agreement and the Prior Agreement constitute
the entire agreement and understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior or contemporaneous agreements, understandings, inducements or conditions, express or implied, oral or written.

                           e. Except as specifically herein provided, the Prior
Agreement shall remain in full force and effect and shall not be deemed amended or modified hereby.

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed by its duly authorized officer on and as of the day and year first above written.

                                         VWR SCIENTIFIC PRODUCTS, INC.

                                         By: /s/ Robert R. Rosenfeld
                                             -----------------------------
                                         Name: Robert R. Rosenfeld

                                         Title: Senior Vice President, Marketing

                                         MOLECULAR CIRCUITRY, INC.

                                         By: /s/ Herbert Lotman
                                             -----------------------------
                                         Name: Herbert Lotman

                                         Title: Chairman


                                       -2-